Exhibit 23(b)

               SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.

                                     BY-LAWS

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                                    ARTICLE I
                             Shareholders' Meetings

      SECTION 1. Place of Holding Meetings. Each meeting of shareholders shall be held at the office of the Corporation in the City of Baltimore, Maryland, or at such other place within the United States as may be fixed by the Board of Directors.

      SECTION 2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held during the 31-day period commencing April 15 of each year on such day and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of shareholders shall not be required to be held in any year in which none of the following is required to be acted on by shareholders pursuant to the Investment Company Act of 1940: election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants and approval of a distribution agreement.

      SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Board of Directors or a majority of the Executive Committee and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting, as required in this Article and by law, to all shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of shareholders held during the preceding twelve months.

      SECTION 4. Notice of Shareholders' Meetings. Not less than ten days nor more than ninety days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at or to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

      SECTION 5. Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast one-third of the votes thereat shall constitute a quorum. If at any meeting of the shareholders there shall be less than a quorum present, the holders of a majority of the shares present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting, except such as might have been lawfully transacted had the meeting not been adjourned.

      SECTION 6. Voting. A majority of the votes cast at a meeting of shareholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by law or by the Articles of Incorporation.

      With respect to all shares having voting rights (a) a shareholder may vote the shares owned of record by him either in person or by proxy appointed in a manner permitted by these By-Laws. A proxy may be appointed by the shareholder or his duly authorized agent by any means, including by a writing, through the Internet, through facsimile transmission or over the telephone, provided that it is reasonably calculated to ensure a fair and accurate tabulation of proxies and further, provided that no proxy shall be valid after eleven months from its date unless otherwise stated in the proxy and (b) in all elections for directors every shareholder shall have the right to vote, in person or by proxy appointed in the manner permitted by these By-Laws, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

      SECTION 7. Conduct of Shareholders' Meetings. Each meeting of shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or a Vice-President of the Corporation designated by the Chairman of the Board to act as Chairman of the meeting, or if none of the foregoing is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or if neither is present, a secretary to be named at the meeting, shall act as secretary of the meeting.

                                   ARTICLE II
                               Board of Directors

      SECTION 1. Number; Term. The business and affairs of the Corporation shall be managed under the direction of a Board of ten members, but from time to time such number may be increased to not more than twenty or decreased to not less than three, by vote of a majority of the entire Board of Directors, provided that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

      At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify, subject to the right of removal granted by law. Directors need not be shareholders.

      SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies.

      SECTION 3. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified or filed in the respective notices or waivers of notice thereof.

      Regular meetings of the Board shall be held at such time as the Board may from time to time determine. No notice need be given of regular meetings of the Board.

      Special meetings of the Board may be held at any time upon call of the Chairman of the Board, at the request of the Executive Committee or of a majority of the directors, by the Secretary, by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, such special meeting. A written waiver of notice, signed by the director entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting, shall be deemed equivalent to the giving of notice to such director.

      At all meetings of the Board, a majority of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. If there be less than a quorum present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.

      The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-Laws.

      SECTION 4. Audit Committee. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members an Audit Committee composed of two or more directors, who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation as the Board may from time to time determine. The Audit Committee shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Corporation's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and independent public accountants the compliance of transactions of the Corporation with J. & W. Seligman & Co. Incorporated or any other manager of the affairs of the Corporation and with any affiliate of such firm or manager with the financial terms of applicable agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to the independent public accountants and responsible officers of the Corporation for consultation on audit, accounting and related financial matters.

      SECTION 5. Director Nominating Committee. The Board of Directors may by the affirmative vote of a majority of the entire Board appoint from its members a Director Nominating Committee composed of two or more directors, who are not "interested persons" of the Corporation as the Board may from time to time determine. The Director Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as directors by the shareholders at each annual meeting of shareholders and a person to be elected to fill any vacancy occurring for any reason in the Board.

      SECTION 6. Executive Committee. The Board of Directors may appoint from its members an Executive Committee composed of those directors, as the Board may from time to time determine of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Corporation, (b) elect or appoint officers of the Corporation to serve until the next meeting of the Board and (c) take such action as may be necessary to manage the portfolio security loan business of the Corporation.

      All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

      SECTION 7. Other Committees. The Board of Directors may appoint from among its members other committees composed of two or more directors which shall have such powers as may be delegated or authorized by the resolution appointing them.

      SECTION 8. Committee Procedures. The Board of Directors may at any time, in conformity with the recommendations of the Board Operations Committee, change the members of any committee, fill vacancies or discharge any committee.

      In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may appoint to act in the place of such absent member a member of the Board who, except in the case of the Executive Committee, is not an interested person (as defined in the Investment Company Act of 1940) of the Corporation.

      Each committee may fix its own rules of procedure and may meet as and when provided by those rules.

      A majority of the members of the Board Operations Committee, and two or more members of any other committee, shall constitute a quorum unless the Board shall otherwise provide.

      Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

      SECTION 9. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

      SECTION 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      SECTION 11. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of the directors for services in any capacity.

                                   ARTICLE III
                                    Officers

      SECTION 1. Officers. The executive officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Chairman of the Board shall be selected from among the directors. The Board may also appoint such other officers, employees and agents as it may deem appropriate. Any two or more offices, except those of President and Vice-President, may be held by the same person but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

      SECTION 2. Term. Officers shall serve for one year and until their successors are elected and shall qualify, but any officer may be removed (except as a director) by action of a majority of the entire Board of Directors whenever, in the judgment of the Board, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

      SECTION 3. Authority and Duties. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the

Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by resolution of the Board of Directors.

      Without limiting the generality of the foregoing and subject to the provisions of the Articles of Incorporation of the Corporation and to the order of the Board of Directors, the Treasurer shall be the chief financial and accounting officer of the Corporation and as such shall receive, or cause to be received, and give, or cause to be given, receipt for all funds and securities paid or delivered to, or for the account of the Corporation; shall cause such funds and securities to be deposited for the account of the Corporation; with such custodians as may be designated by the Board of Directors; shall pay or cause to be paid out of the funds of the Corporation all just debts of the Corporation upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are regularly made; and shall, when required by the Board of Directors, render accurate statements of the condition of the Corporation.

      SECTION 4. Compensation of Officers. The Board of Directors may determine what, if any, compensation shall be paid to officers of the Corporation.

                                   ARTICLE IV
                                 Indemnification

      The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements, penalties and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state laws.

                                    ARTICLE V
                                  Capital Stock

      SECTION 1. Certificates of Stock. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of whole shares of stock owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board, President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

      SECTION 2. Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, destroyed or stolen. It may, in its discretion, require the owner of such certificate to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

      SECTION 3. Record Dates; Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety days, and in the case of a meeting of shareholders, not less than ten days, prior to the date of the action that requires such determination.

      SECTION 4. Stock Ledger. An original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder, shall be kept by the Secretary at the office of the Corporation in The City of New York, or in Jersey City, New Jersey, or at such other office or agency of the Corporation in The City of New York and Jersey City, as the Board of Directors may from time to time by resolution determine.

                                   ARTICLE VI
                               Checks, Notes, Etc.

      All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VII
                                Books and Records

      The books of the Corporation other than the original or duplicate stock ledger may be kept at such place or places in or out of the State of Maryland as the Board of Directors may from time to time determine.

                                  ARTICLE VIII
                                      Seal

      The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as they may determine.

                                   ARTICLE IX
                                   Fiscal Year

      The fiscal year of the Corporation shall be the calendar year, subject, however, to change from time to time by the Board of Directors.

                                    ARTICLE X
                                    Custodian

      All securities and funds of the Corporation shall be held by one or more custodians each of which shall be a bank or trust company having not less than $50,000,000 aggregate capital, surplus and undivided profits, as shown by its last published report, provided any such custodian can be found ready and willing to act.

      The terms of custody of such securities and funds shall include provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) in exchange for or upon conversion into other securities alone or other securities and cash, whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (d) upon conversion of such securities pursuant to their terms into other securities, (e) upon exercise of subscription, purchase or other similar rights represented by such securities,
(f) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (g) for the purpose of redeeming in kind shares of the capital stock of the Corporation, (h) for loans of securities by the Corporation, or (i) for other proper corporate purposes.

      Such terms of custody shall also include provisions to the effect that the custodian shall deliver funds of the Corporation only (a) upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, (b) for the repurchase or redemption of shares of the capital stock of the Corporation, (c) for the payment of dividends, taxes, management or supervisory fees or operating expenses, (d) for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation, (e) for payments in connection with the return of securities loaned by the Corporation or the reduction of cash collateral, or (f) for other proper corporate purposes.

      Upon the resignation or inability of any such custodian to serve, the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the funds and securities of the Corporation held by the custodian to be delivered to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the shareholders of the Corporation, before permitting delivery of such funds and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote.

      Such terms of custody shall further provide that, pending appointment of a successor custodian or a vote of the shareholders to function without a custodian, a custodian shall not deliver funds and other property of the Corporation to the Corporation, but may deliver them to a bank or trust company of its own selection having not less than $50,000,000 aggregate capital, surplus, and undivided profits, as shown by its last published report, as custodian for the

Corporation to be held under terms similar to those under which they were held by the retiring custodian.

      Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may authorize or direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian.

      The Corporation may also have such transfer agents and registrars of the shares of its capital stock as the Board of Directors shall from time to time determine. The Board of Directors may employ and fix the powers, rights, duties, responsibilities, privileges, immunities, and compensation of any such custodian, transfer agent, or registrar, subject however, in the case of any such custodian, to the foregoing provision of this paragraph.

      As used herein, the term "receipt by the custodian of payment" shall include the receipt of (a) a certified or official bank check, (b) an advice that funds have been or will be credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or (c) a bank wire from a correspondent bank of the custodian. As used herein, the term "delivery of such securities to the custodian" shall include the receipt of (a) securities in bearer form or in proper form for transfer, or (b) an advice that securities have been credited to the account of the custodian at a clearing agency registered under the Securities Exchange Act of 1934, or at the Federal Reserve Bank of New York.

                                   ARTICLE XI
                                   Amendments

      The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.